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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                           AS OF DECEMBER 31ST 2013

           FUND                 NAME OF PERSON        OWNERSHIP % OF SERIES

                              AS OF JULY 1ST 2013

           FUND                 NAME OF PERSON        OWNERSHIP % OF SERIES
 COLUMBIA REAL ESTATE      MERRILL LYNCH PIERCE
 EQUITY FUND               FENNER & SMITH                     25.63%